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                         COVENANT ASSET MANAGEMENT, INC.
                            COVENANT TRANSPORT, INC.


                                   $25,000,000


                7.39% Guaranteed Senior Notes due October 1, 2005

                                PPN: 22283# AA 6



                             NOTE PURCHASE AGREEMENT



                            Dated as of May 15, 2000
                           Closing Date: June 6, 2000


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


                                TABLE OF CONTENTS


Section                                                                     Page


1.       BACKGROUND; AUTHORIZATION OF NOTES....................................1
         1.1.     Background...................................................1
         1.2.     Authorization of Notes.......................................1

2.       SALE AND PURCHASE OF NOTES............................................2

3.       CLOSING...............................................................2

4.       CONDITIONS TO CLOSING.................................................2
         4.1.     Representations and Warranties...............................2
         4.2.     Performance; No Default......................................3
         4.3.     Compliance Certificates......................................3
         4.4.     Opinions of Counsel..........................................3
         4.5.     Purchase Permitted By Applicable Law, etc....................3
         4.6.     Sale of Other Notes..........................................4
         4.7.     Payment of Purchasers' Counsel Fees..........................4
         4.8.     Private Placement Number.....................................4
         4.9.     Changes in Corporate Structure...............................4
         4.10.    Prepayment of Outstanding Notes..............................4
         4.11.    Subsidiary Guaranty..........................................4
         4.12.    Intercreditor Agreement......................................4
         4.13.    Bank Loan Agreement..........................................4
         4.14.    Transaction Fee..............................................5
         4.15.    Proceedings and Documents....................................5

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................5
         5.1.     Organization; Power and Authority............................5
         5.2.     Authorization, etc...........................................5
         5.3.     Disclosure...................................................6
         5.4.     Organization and Ownership of Shares of Subsidiaries;
                  Affiliates...................................................6
         5.5.     Financial Statements.........................................7
         5.6.     Compliance with Laws, Other Instruments, etc.................7
         5.7.     Governmental Authorizations, etc.............................8
         5.8.     Litigation; Observance of Agreements, Statutes and Orders....8
         5.9.     Taxes........................................................8
         5.10.    Title to Property; Leases....................................8
         5.11.    Licenses, Permits, etc.......................................9
         5.12.    Compliance with ERISA........................................9
         5.13.    Private Offering by the Company.............................10
         5.14.    Use of Proceeds; Margin Regulations.........................10
         5.15.    Existing Indebtedness; Future Liens.........................11
         5.16.    Foreign Assets Control Regulations, etc.....................11
         5.17.    Status under Certain Statutes...............................11
         5.18.    Environmental Matters.......................................11
         5.19.    Solvency....................................................12

6.       REPRESENTATIONS OF THE PURCHASERS....................................12
         6.1.     Purchase for Investment.....................................12
         6.2.     Source of Funds.............................................12
         6.3.     Authorization, etc..........................................14

7.       INFORMATION AS TO COMPANY............................................14
         7.1.     Financial and Business Information..........................14
         7.2.     Officer's Certificate.......................................17
         7.3.     Inspection..................................................17

8.       PREPAYMENT OF THE NOTES..............................................18
         8.1.     Required Prepayments........................................18
         8.2.     Optional Prepayments with Make-Whole Amount.................18
         8.3.     Allocation of Partial Prepayments...........................19
         8.4.     Maturity; Surrender, etc....................................19
         8.5.     Purchase of Notes...........................................19
         8.6.     Make-Whole Amount...........................................19

9.       AFFIRMATIVE COVENANTS................................................22
         9.1.     Compliance with Law.........................................22
         9.2.     Insurance...................................................22
         9.3.     Maintenance of Properties...................................23
         9.4.     Payment of Taxes and Claims.................................23
         9.5.     Corporate Existence, etc....................................23
         9.6.     Compliance with Parent Guarantee............................24

10.      NEGATIVE COVENANTS...................................................24
         10.1.    Transactions with Affiliates................................24
         10.2.    Merger, Consolidation, etc..................................24
         10.3.    Sales of Assets.............................................25
         10.4.    Disposal of Ownership of a Subsidiary.......................25
         10.5.    Sale-and-Leaseback Transactions.............................26
         10.6.    Maintenance of Consolidated Tangible Net Worth..............26
         10.7.    Limitation on Total Debt; Limitation on Funded Debt
                      Incurrence..............................................26
         10.8.    Restricted Payments.........................................27
         10.9.    Restricted Investments......................................27
         10.10.   Fixed Charges Coverage......................................27
         10.11.   Liens.......................................................27
         10.12.   Line of Business............................................29
         10.13.   Subsidiary Guaranty.........................................30

11.      EVENTS OF DEFAULT....................................................30

12.      REMEDIES ON DEFAULT, ETC.............................................32
         12.1.    Acceleration................................................32
         12.2.    Other Remedies..............................................33
         12.3.    Rescission..................................................33
         12.4.    No Waivers or Election of Remedies, Expenses, etc...........33

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................34
         13.1.    Registration of Notes.......................................34
         13.2.    Transfer and Exchange of Notes..............................34
         13.3.    Replacement of Notes........................................34

14.      PAYMENTS ON NOTES....................................................35
         14.1.    Place of Payment............................................35
         14.2.    Home Office Payment.........................................35

15.      EXPENSES, ETC........................................................35
         15.1.    Transaction Expenses........................................35
         15.2.    Survival....................................................36

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........36

17.      AMENDMENT AND WAIVER.................................................36
         17.1.    Requirements................................................36
         17.2.    Solicitation of Holders of Notes............................37
         17.3.    Binding Effect, etc.........................................37
         17.4.    Notes held by Company, etc..................................37

18.      NOTICES..............................................................38

19.      REPRODUCTION OF DOCUMENTS............................................38

20.      CONFIDENTIAL INFORMATION.............................................38

21.      SUBSTITUTION OF PURCHASER............................................39

22.      MISCELLANEOUS........................................................40
         22.1.    Successors and Assigns......................................40
         22.2.    Payments Due on Non-Business Days...........................40
         22.3.    Severability................................................40
         22.4.    Construction................................................40
         22.5.    Counterparts................................................40
         22.6.    Governing Law...............................................41

SCHEDULE A                 --       Information Relating To Purchasers

SCHEDULE B                 --       Defined Terms

SCHEDULE 4.9               --       Changes in Corporate Structure

SCHEDULE 5.3               --       Disclosure Materials

SCHEDULE 5.4               --       Subsidiaries of the Company and Ownership of
                                    Subsidiary Stock

SCHEDULE 5.5               --       Financial Statements

SCHEDULE 5.8               --       Certain Litigation

SCHEDULE 5.11              --       Patents, etc.

SCHEDULE 5.14              --       Use of Proceeds

SCHEDULE 5.15              --       Existing Indebtedness

SCHEDULE 10.9              --       Restricted Investments

SCHEDULE 10.11             --       Liens

EXHIBIT 1.2                --       Form of 7.39% Guaranteed Senior Note due
                                    October 1, 2005

EXHIBIT 4.4(a)             --       Form of Opinion of Counsel for the Company
                                    and the Parent

EXHIBIT 4.4(b)             --       Form of Opinion of Special Counsel for the
                                    Purchasers

EXHIBIT 4.11               --       Form of Subsidiary Guaranty

EXHIBIT 4.12               --       Form of Intercreditor Agreement

EXHIBIT 9.6                --       Parent Guarantee

                         COVENANT ASSET MANAGEMENT, INC.
                           639 ISBELL ROAD, SUITE 390
                               RENO, NEVADA 89509


                7.39% GUARANTEED SENIOR NOTES DUE OCTOBER 1, 2005


                                                        Dated as of May 15, 2000

TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:


Ladies and Gentlemen:

         Each  of  Covenant  Asset  Management,  Inc.,   a  Nevada   corporation
(the "Company"), and Covenant Transport, Inc., a Nevada corporation (the "Parent"), agrees with you as follows:

1.       BACKGROUND; AUTHORIZATION OF NOTES.

1.1.     Background.

         You and each of the Other Purchasers are the holders of 7.39% Guaranteed Senior Notes due October 1, 2005 (the "Old Notes") issued by Covenant Transport, Inc., a Tennessee corporation ("CTI"). The Old Notes are secured, pari passu with the Bank Lenders, pursuant to the Security Documents and the Master Collateral and Intercreditor Agreement dated as of October 15, 1995 among you and the Other Purchasers and the Bank Lenders, as heretofore amended. In order to permit a reorganization of the Parent and its Subsidiaries, you and the Other Purchasers have agreed to the prepayment of the Old Notes at the price of 100% of the principal amount thereof, plus interest accrued thereon to the date of prepayment. The prepayment will be financed in part through the issuance and sale by the Company of new senior notes, as hereafter provided, to you and the Other Purchasers. For purposes of the Collateral, this Agreement is intended to be the successor to the separate Note Purchase Agreements dated as of October 15, 1995 among CTI, the Parent and the purchasers named therein.

1.2.     Authorization of Notes.

         The Company will authorize the issue and sale of $25,000,000 aggregate principal amount of its 7.39% Guaranteed Senior Notes due October 1, 2005 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements). The Notes will be guaranteed by the Parent and by each of the Subsidiaries and will be substantially in the form set out in Exhibit 1.2, with such changes therefrom, if any, as may be approved by you and the Company. The Notes also will be secured, pari passu with the Bank Lenders, by the Collateral pursuant to an amendment of the Security Documents and an amendment and restatement of the Master Collateral and Intercreditor Agreement to so provide. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas, at 10:00 a.m., New York time, at a closing (the "Closing") on June 6, 2000 or on such other Business Day thereafter on or prior to June 9, 2000 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 6728004257 at First Union National Bank, ABA# 053000219, for credit to Covenant Asset Management, Inc. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     Representations and Warranties.

         The representations and warranties of the Company and the Parent in this Agreement shall be correct when made and at the time of the Closing.

4.2.     Performance; No Default.

         The Company and the Parent shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. The Company, the Parent or any Subsidiary shall not have entered into any transaction since the date of the most recent financial statements referred to in Schedule 5.5 that would have been prohibited by
Section 10 had such Section applied since such date.

4.3.     Compliance Certificates.

(a) Officer's Certificate. Each of the Company and the Parent shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary's Certificate. Each of the Company and the Parent shal have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4.     Opinions of Counsel.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Scudder Law Firm P.C., counsel for the Company and the Parent, covering the matters set forth in Exhibit 4.4(a) (and each of the Company and the Parent instructs its counsel to deliver such opinion to you) and (b) from Gardner, Carton & Douglas, your special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.     Purchase Permitted By Applicable Law, etc.

         On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted. On the date hereof, you represent that there would be no violation of this Section 4.5, based upon your present knowledge.

4.6.     Sale of Other Notes.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.     Payment of Purchasers' Counsel Fees.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     Private Placement Number.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes by Gardner, Carton & Douglas.

4.9.     Changes in Corporate Structure.

         Except as specified in Schedule 4.9, neither the Company nor the Parent shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and neither the Company nor the Parent shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.    Prepayment of Outstanding Notes.

         CTI shall have prepaid its outstanding 7.39% Guaranteed Senior Notes due October 1, 2005 in the principal amount of $25,000,000 at a price of 100% of such principal amount, plus interest accrued to the date of such prepayment.

4.11.    Subsidiary Guaranty.

         Each Subsidiary shall have executed and delivered the Subsidiary Guaranty in substantially the form of the attached Exhibit 4.11.

4.12.    Intercreditor Agreement.

         The Bank  Lenders and you and the Other  Purchasers  shall have entered into an amendment and restatement of the Master Collateral and Intercreditor Agreement in substantially the form of the attached Exhibit 4.12 (the "Intercreditor Agreement").

4.13.    Bank Loan Agreement.

         The Company shall have delivered to you a correct and complete copy of the Bank Loan Agreement.

4.14.    Transaction Fee.

         The Company shall have paid a transaction fee of $10,000 in the aggregate to you and the Other Purchasers, by wire transfer of immediately available funds to Chase NYC/CTR/BNF=CIGNA Private Placements/AC=9009001802, ABA#021000021.

4.15.    Proceedings and Documents.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Each of the Company and the Parent represents and warrants to you that:

5.1.     Organization; Power and Authority.

         Each of the Company and the Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Parent has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.     Authorization, etc.

         This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of each of the Company and the Parent, and

(a) this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and

(b) this Agreement, including the Parent Guarantee, constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms,

except (in each case) as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary and upon execution and delivery thereof will constitute the legal, valid and binding obligation of each Subsidiary, enforceable against each Subsidiary in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     Disclosure.

         Except as disclosed in Schedule 5.3, this Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby (including the Parent's annual report for the year ended December 31, 1999, its proxy statement for the 2000 annual meeting of stockholders, and all forms 10-Q filed with the Securities and Exchange Commission subsequent to December 31, 1999 and prior to the date of Closing) and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company, the Parent or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent (or the Company, as the case may be) and each other Subsidiary, (ii) of the Company's and the Parent's Affiliates, other than Subsidiaries, and (iii) of the Company's and the Parent's directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company, the Parent and the Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company, the Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.     Financial Statements.

         The Company and the Parent have delivered to you and each Other Purchaser copies of the consolidated financial statements of the Parent and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.     Compliance with Laws, Other Instruments, etc.

         The execution, delivery and performance by the Company and the Parent of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, the Parent or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company, the Parent or any Subsidiary is bound or by which the Company, the Parent or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, the Parent or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, the Parent or any Subsidiary.

         The execution, delivery and performance by each Subsidiary of the Subsidiary Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary under, any agreement, or corporate charter or by-laws, to which such Subsidiary is bound or by which such Subsidiary or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary.

5.7.     Governmental Authorizations, etc.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company and the Parent of this Agreement or the Notes or the execution, delivery or performance by each Subsidiary of the Subsidiary Guaranty.

5.8.     Litigation; Observance of Agreements, Statutes and Orders.

(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Parent, threatened against or affecting the Company, the Parent or any Subsidiary or any property of the Company, the Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) None of the Company, the Parent and any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.     Taxes.

         The Parent, the Company and their Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, the Parent or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Company nor the Parent knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, the Parent and the Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Parent have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1996.

5.10.    Title to Property; Leases.

         The Company, the Parent and the Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company, the Parent or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    Licenses, Permits, etc.

         Except as disclosed in Schedule 5.11,

(a) the Company, the Parent and the Subsidiaries own or use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

(b) to the best knowledge of the Company and the Parent, no product of the Company or the Parent or their Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(c) to the best knowledge of the Company and the Parent, there is no Material violation by any Person of any right of the Company, the Parent or any of the Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company, the Parent or any of the Subsidiaries.

5.12.    Compliance with ERISA.

(a) The Company, the Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company or the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), if any, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

(c) The Company, the Parent and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company, the Parent and the Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
         Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.    Private Offering by the Company.

         Neither the Company nor the Parent nor anyone acting on behalf of the Company or the Parent has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and the Other Purchasers. Neither the Company nor the Parent nor anyone acting on behalf of the Company or the Parent has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.     Use of Proceeds; Margin Regulations.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15.    Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company, the Parent and the Subsidiaries as of March 31, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company or the Parent nor any Subsidiary is in default and (except as contemplated by the Intercreditor Agreement) no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, the Parent or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company, the Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company, the Parent nor any Subsidiary have agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of their property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.11.

5.16.    Foreign Assets Control Regulations, etc.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    Status under Certain Statutes.

         None of the Company, the Parent or any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

5.18.    Environmental Matters.

         None of the Company, the Parent or any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company, the Parent or any of the Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(a) None of the Company, the Parent or any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) None of the Company, the Parent or any Subsidiary has (i) stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them (ii) disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(c) All buildings on all real properties now owned, leased or operated by the Company, the Parent or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.    Solvency.

         The Parent, the Company and each Subsidiary (after giving due consideration to any rights of contribution among such Persons) have each received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder or as contemplated hereby. After giving effect to the transactions contemplated herein, (i) the fair value of the assets of each of the Parent, the Company and each Subsidiary (both at fair valuation and at present fair saleable value) exceeds its liabilities, (ii) each of the Parent, the Company and each Subsidiary is able to and expects to be able to pay its debts as they mature, and (iii) each of the Parent, the Company and each Subsidiary has capital sufficient to carry on its business as conducted and as proposed to be conducted.

6.       REPRESENTATIONS OF THE PURCHASERS.

6.1.     Purchase for Investment.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and similar State securities laws, and may be resold only if registered pursuant to the provisions of the Securities Act and such State laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You represent that you are an "accredited investor" as defined in Regulation 230.501 issued pursuant to the Securities Act.

6.2.     Source of Funds.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a) the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account

(b) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) ("PTE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

(e)      the Source is a governmental plan; or

(f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

(g) the Source is the assets of one or more employee benefit plans that are managed by an "in-house asset manager," as that term is defined in PTE 96-23 and such purchase and holding of the Notes is exempt under PTE 96-23; or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

6.3.     Authorization, etc.

         This Agreement has been duly authorized by all necessary corporate action by you, and this Agreement constitutes a legal, valid and binding obligation of you enforceable against the you in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.       INFORMATION AS TO COMPANY.

7.1.     Financial and Business Information.

         The Parent shall deliver to each holder of Notes that is an Institutional Investor (if any), provided that the Parent (as the case may be) shall have been notified of the identity of such holder and shall have been provided the proper address for notice:

(a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Parent and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) with respect to the Parent;

(b) Annual Statements -- within 100 days after the end of each fiscal yea of the Company and the Parent, duplicate copies of,

(i) a consolidated balance sheet of the Parent and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

(A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

(B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Parent's Annual Report on Form 10-K for such fiscal year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and
         Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company, the Parent or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company, the Parent or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company or the Parent (as applicable) is taking or proposes to take with respect thereto;

(e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company, the Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent, the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent, the Company or any Subsidiary or relating to the ability of the Parent or the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes; and

(h) Rule 144A Information -- promptly upon request, such financial and other information as such Institutional Investor may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act (or any successor provision) in connection with the resale of the Notes, except at such times as the Parent is subject to the reporting requirements of
         Section 13 or 15(d) of the Exchange Act.

7.2.     Officer's Certificate.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent (as the case may be) setting forth:

(a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Parent was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent, the Company and the Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent, the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent shall have taken or proposes to take with respect thereto.

7.3.    Inspection.

         Each of the Parent and the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent to visit the principal executive office of the Parent and the Company, to discuss the affairs, finances and accounts of the Parent, the Company and the Subsidiaries with the Parent's and the Company's officers, and (with the consent of the Parent, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Parent, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent, the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default -- if a Default or Event of Default then exists, at the expense of the Parent to visit and inspect any of the offices or properties of the Parent, the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent authorizes said accountants to discuss the affairs, finances and accounts of the Parent, the Company and the Subsidiaries), all at such reasonable business times and as often as may be reasonably requested.

8.       PREPAYMENT OF THE NOTES.

8.1.     Required Prepayments.

         On October 1, 2001 and on each October 1 thereafter to and including October 1, 2004 the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or Section 8.7 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2.     Optional Prepayments with Make-Whole Amount.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in aggregate principal amount of Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less and 20 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.     Allocation of Partial Prepayments.

         In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.     Maturity; Surrender, etc.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.     Purchase of Notes.

         The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.     Make-Whole Amount.

         The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
(ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement. Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the Remaining Average Life closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

         "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

         "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7.     Change in Control.

(a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date") that is not less than 10 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

(c) Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)      Prepayment.  Prepayment  of the Notes to be  prepaid  pursuant  to this
         Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

(e)      Officer's Certificate.  Each offer to prepay the Notes pursuant to this
         Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;
         (v) that the  conditions of this Section 8.7 have been  fulfilled;  and
         (vi) in reasonable detail, the nature and date of the Change in Control.

(f) "Change in Control" Defined. "Change in Control" means any of the following events or circumstances: if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule l3d-5 under the Exchange Act), other than the Parker Family, either (i) become the "beneficial owners" (as such term is used in Rule l3d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's or the Parent's voting stock or (ii) shall have acquired substantially all the assets of the Company or the Parent.

(g) "Control Event" Defined. "Control Event" means: (i) the execution by the Company, the Parent or any of their Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or (iii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule l3d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company or the Parent (as the case may be), which offer, if accepted by the requisite number of holders, would result in a Change in Control.

(h) "Parker Family" Defined. "Parker Family" means David R. Parker (President and Chairman of the Board of the Parent on the date of Closing), Jacqueline Parker and Clyde M. Fuller (collectively, the "Founders"), in respect of any individual, (i) the heirs, legatees, descendants and blood relatives to the third-degree of consanguinity of the Founders and (ii) any trusts for the exclusive benefit of, or any corporation, partnership or limited partnership that is wholly-owned by, any such individual referred to in clause (i), and his/her spouse and lineal descendants, so long as such individual has the exclusive right to control each such trust, corporation, partnership or limited partnership.

All calculations contemplated in this Section 8.7 involving the capital stock of any Person, shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

9.       AFFIRMATIVE COVENANTS.

         Each of the Parent and the Company (as the case may be) covenants that so long as any of the Notes are outstanding:

9.1.     Compliance with Law.

         The  Company  and  the  Parent  will  and  will  cause  each  of  their
Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     Insurance.

         The Company and the Parent will and will cause each of their Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     Maintenance of Properties.

         The Company and the Parent will and will cause each of their Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company, the Parent or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company or the Parent (as the case may be) has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     Payment of Taxes and Claims.

         The Company and the Parent will and will cause each of their Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, the Parent or any Subsidiary, provided that the Company, the Parent or any Subsidiary need not pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company, the Parent or such Subsidiary (as the case may be) on a timely basis in good faith and in appropriate proceedings, and the Company, the Parent or such Subsidiary (as the case may be) has established adequate reserves therefor in accordance with GAAP on the books of the Company, the Parent or such Subsidiary (as the case may be) or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.     Corporate Existence, etc.

         The Company and the Parent will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 through 10.5 (inclusive), the Company and the Parent will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary of the Company) and all rights and franchises of the Company, the Parent and the Subsidiaries unless, in the good faith judgment of the Company or the Parent (as the case may be), the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.     Compliance with Parent Guarantee.

         The Parent will at all times comply with the terms of the Parent Guarantee.

10.      NEGATIVE COVENANTS.

         Each of the Company and the Parent covenants that so long as any of the Notes are outstanding:

10.1.    Transactions with Affiliates.

         Each of the Company and the Parent will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent, the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2.    Merger, Consolidation, etc.

         Each of the Company and the Parent will not, and will not permit any of the Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary (other than the Company) may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, a Wholly-Owned Subsidiary of the Company or the Parent and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3), provided that the foregoing restriction does not apply to the consolidation or merger of the Company or the Parent with, or the conveyance, transfer or lease of substantially all of the assets of the Company or the Parent in a single transaction or series of transactions to, any Person so long as:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or the Parent as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(b) if the Company or the Parent, as the case may be, is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (if applicable); and

(c) immediately after giving effect to such transaction no Default or Even of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company or the Parent shall have the effect of releasing the Company, the Parent or any Successor Corporation from its liability under this Agreement or the Notes.

10.3.    Sales of Assets.

         The Company and the Parent will not, and will not permit any Subsidiary to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

(a)      the property  that is the subject of such Transfer  constitutes  either
         (i) inventory held for sale, or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Parent, the Company or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or clause (ii), such Transfer is in the ordinary course of business (an "Ordinary Course Transfer");

(b) either (i) such Transfer is from a Subsidiary to the Company or the Parent or to a Wholly-Owned Subsidiary, or (ii) such Transfer is from the Company or the Parent to a Wholly-Owned Subsidiary, so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, an "Intergroup Transfer"); and

(c) such Transfer is not an Ordinary Course Transfer or an Intergroup Transfer (such transfers collectively referred to as "Excluded Transfers"), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer of property being referred to herein as the "Property Disposition Date"): (i) such Transfer does not involve a Substantial Portion of the property of the Parent and its Subsidiaries, (ii) in the good faith opinion of the Company and the Parent, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged, and is in the best interests of the Company and the Parent, and (iii) immediately after giving effect to such transaction no Default or Event of Default would exist.

         "Substantial Portion" means, with respect to any Transfer of property, any portion of property of the Parent and its Subsidiaries, if the Disposition Value of such property, when added to the Disposition Value of all other property of the Parent and its Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the period commencing on the date of Closing and ending on and including the Property Disposition Date of such property exceeds an amount equal to 10% of Consolidated Assets determined as of the end of the then most recently ended fiscal quarter of the Parent.

10.4.    Disposal of Ownership of a Subsidiary.

         The Company and the Parent will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company or the Parent permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

(a)      the issue of directors' qualifying shares by any such Subsidiary;

(b)      any such Transfer of Subsidiary Stock constituting an Intergroup
         Transfer;

(c) any such Transfer of Subsidiary Stock that does not constitute a Restricted Payment; and

(d) the Transfer of all of the Subsidiary Stock of a Subsidiary of the Company or the Parent owned by the Company or the Parent, as the case may be, and their other Subsidiaries if: (i) such Transfer satisfies the requirements of Section 10.3(c), (ii) in connection with such Transfer the entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company or the Parent and their other Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a Person other than (A) the Company or the Parent, (B) another Subsidiary not being simultaneously disposed of, or (C) an Affiliate, and (iii) the Subsidiary being disposed of has no continuing Investment in any other Subsidiary not being simultaneously disposed of or in the Company or the Parent.

10.5.    Sale-and-Leaseback Transactions.

         The Company and the Parent will not, and will not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction other than Sale-and-Leaseback Transactions covering not more than $25,000,000 of over the road equipment in the aggregate in any fiscal year.

10.6.     Maintenance of Consolidated Tangible Net Worth.

         The Company and the Parent will not permit Consolidated Tangible Net Worth at any time to be less than the sum of

(a)      $136,000,000 plus

(b) an aggregate amount equal to 50% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year, beginning with the fiscal year ended 1999.

10.7.    Limitation on Total Debt; Limitation on Funded Debt Incurrence.

(a) The Company and the Parent will not permit the ratio of Consolidated Total Debt to Consolidated EBITDAR to exceed 3.0 to 1.0 at any time.

(b) The Company and the Parent will not, and will not permit any Subsidiary to, incur any Funded Debt for borrowed money unless the lender or holder of such Funded Debt shall have become a party to the
         Intercreditor Agreement, provided that the restriction set forth in this clause (b) shall not apply to Funded Debt evidenced by a purchase money security interest in property acquired with such Funded Debt or to any Capital Leases of revenue equipment or other property.

10.8.    Restricted Payments.

(a) The Company and the Parent will not, and will not permit any Subsidiary to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment, unless immediately after giving effect to such action:

(i) the aggregate amount of Restricted Payments of the Company, the Parent and the Subsidiaries declared or made during the period commencing on the date of Closing, and ending on the date such Restricted Payment is declared or made, inclusive, would not exceed the sum of

(A)      $25,000,000, plus

(B) 50% of Consolidated Net Income for each fiscal quarter commencing after December 31, 1999 (or minus 100% of Consolidated Net Income for such fiscal quarter if Consolidated Net Income for such fiscal quarter is a loss); and

(ii)     no Default or Event of Default would exist.

(b) The Company and the Parent will not, nor will they permit any Subsidiary to, authorize a Restricted Payment that is not payable within 60 days of authorization.

10.9.    Restricted Investments.

         The Company and the Parent will not, and will not permit any Subsidiary to, make any Restricted Investment, except that the Parent may invest in Transplace.com, directly or through a newly-created Subsidiary of the Parent, not more than $7,000,000 in the form of cash and the non-asset based transportation logistics business (consisting of customer lists, office furniture, computer hardware and software, lease, trade names, trademarks, goodwill, know-how and employee relationships) of Terminal Truck Broker, Inc., a Wholly-Owned Subsidiary of Parent.

10.10.   Fixed Charges Coverage.

         The Company and the Parent will not permit the Fixed Charges Coverage Ratio to be less than 2.0 to 1.0 at any time.

10.11.   Liens.

         The Company and the Parent will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company, the Parent or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this Section 10.11), or assign or otherwise convey any right to receive income or profits, except:

(a) Liens existing on the date of this Agreement and securing Debt of the Parent and its Subsidiaries referred to in item (a) of Schedule 10.11;

(b) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 9.4;

(c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 9.4;

(d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds (not in excess of $2,500,000), bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(e) any attachment or judgment Lien, unless the judgment it secures (i) shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay or (ii) exceeds $2,500,000;

(f) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company, the Parent or any of the Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(g) Liens on property or assets of the Company or the Parent or any Subsidiary securing Debt owing to the Company, the Parent or to any Wholly-Owned Subsidiary;

(h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company, the Parent or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company, the Parent or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

(i) any Lien renewing, extending or refunding any Lien permitted by paragraphs (a) or (h) of this Section 10.11, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

(j) a Lien on the headquarters building and the real estate upon which such building is situated which Lien is confined solely to such assets and secures Debt permitted to be incurred as Headquarters Financing Debt pursuant to Section 10.7(a); and

(k) other Liens not otherwise permitted by paragraphs (a) through (j), provided that immediately after giving effect to any such other Lien, the sum of (i) the amount secured by the additional Liens under this paragraph (k) plus (ii) the amount of Debt then outstanding of the Subsidiaries (exclusive of Debt of any Subsidiary owed to the Company, the Parent or to any Wholly-Owned Subsidiary), shall not at such time exceed 40% of Consolidated Tangible Net Worth.

For the purposes of this Section 10.11, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

         If, notwithstanding the prohibition contained herein, either the Company or the Parent shall create, assume or permit to exist any Lien upon any of its property or assets, or the property or assets of any Subsidiary, whether now owned or hereafter acquired, other than those permitted by the provisions of paragraphs (a) through (j) of this Section 10.11, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.11 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.11, provided, however, that an Event of Default shall not occur if the holder of such Lien is a party to the Intercreditor Agreement and provision for an equal and ratable Lien shall have been made to the holders of Notes as contemplated by the terms of the Intercreditor Agreement.

10.12.   Line of Business.

         Each of the Company and the Parent will not, and will not permit any of the Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company, the Parent and the Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company, the Parent and the Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

10.13.   Subsidiary Guaranty.

         The  Company  will  not  create  or  acquire  any  Subsidiary   unless,
immediately  upon  such  creation  or  acquisition,   the  Company  causes  such
Subsidiary to become a signatory to the Subsidiary Guaranty.

11.      EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

(b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable;

(c) the Company or the Parent (as the case may be) defaults in the performance of or compliance with any term contained in Sections 7.1(d) and 10.1 through 10.13 (inclusive);

(d) the Company or the Parent (as the case may be) defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11, but including Section 9.6) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company or the Parent receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11);

(e) any representation or warranty made in writing by or on behalf of the Company, the Parent or any Subsidiary, or by any officer of the Company, the Parent or any Subsidiary in this Agreement, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made;

(f) (i) the Company, the Parent or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,500,000 beyond any period of grace provided with respect thereto, or (ii) the Company, the Parent or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $2,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company, the Parent or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,500,000, or (y) one or more Persons have the right to require the Company, the Parent or any Subsidiary so to purchase or repay such Indebtedness;

(g) the Company, the Parent or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing;

(h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, the Parent or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Parent or any of Subsidiary, or any such petition shall be filed against the Company, the Parent or any Subsidiary and such petition shall not be dismissed within 60 days;

(i) a final judgment or judgments for the payment of money aggregating in excess of $2,500,000 are rendered against one or more of the Company, the Parent and the Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company, the Parent or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,500,000, (iv) the Company, the Parent or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company, the Parent or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company, the Parent or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company, the Parent or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
(k) any Subsidiary defaults in the performance of or compliance with any term contained in the Subsidiary Guaranty or the Subsidiary Guaranty ceases to be in full force and effect as a result of acts taken by the Company, the Parent or any Subsidiary or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company, the Parent or any Subsidiary or any of them renounces any of the same or denies that it has any or further liability thereunder.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

12.1.    Acceleration.

(a) If an Event of Default with respect to the Company or the Parent described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause
         (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company or the Parent, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company or the Parent, declare all the Notes held by it or them to be immediately due and payable.

        Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each of the Company and the Parent acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company or the Parent (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company or the Parent (as the case may be) in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    Other Remedies.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    Rescission.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company or the Parent (as the case may be) has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    No Waivers or Election of Remedies, Expenses, etc.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company and the Parent under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    Registration of Notes.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.   Transfer and Exchange of Notes.

        Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.2. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in
Section 6.2.

13.3.    Replacement of Notes.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)      in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1.    Place of Payment.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the offices of the Purchasers in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.    Home Office Payment.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company or the Parent (as the case may be) will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company or the Parent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

15.1.    Transaction Expenses.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or subsequent holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Subsidiary Guaranty or the Security Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Subsidiary Guaranty or the Security Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.    Survival.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes, the Subsidiary Guaranty and the Security Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Parent pursuant to this Agreement shall be deemed representations and warranties of the Company or the Parent (as the case may be) under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding among you, the Company and the Parent and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.    Requirements.

         This Agreement, the Subsidiary Guaranty and the Notes may be amended, and the observance of any term hereof or of the Subsidiary Guaranty or the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Parent and the Required Holders, except that
(a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.    Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company or the Parent (as applicable) will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither the Company nor the Parent will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.    Binding Effect, etc.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Parent without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company or the Parent and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    Notes held by Company, etc.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Parent or any of their Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company or the Parent, to the address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company or the Parent (as the case may be) shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each of the Company and the Parent agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, the Parent or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company, the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company, the Parent or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company or the Parent (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company or the Parent in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company or the Parent (as the case may be) embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

22.1.    Successors and Assigns.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.    Payments Due on Non-Business Days.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.    Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.    Construction.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.    Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.    Governing Law.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Nevada excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                    * * * * *

                   REMAINDER OF PAGE INTENTIONALLY BLANK

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you, the Company and the Parent.

                                Very truly yours,

                                COMPANY:

                                COVENANT ASSET MANAGEMENT, INC.,
                                a Nevada corporation


                                By: /s/  Joey B. Hogan
                                    Name:  Joey B. Hogan
                                    Title:  Chief Financial Officer & Treasurer


                                PARENT:

                                COVENANT TRANSPORT, INC.,
                                a Nevada corporation

                                By: /s/  Joey B. Hogan
                                    Name:  Joey B. Hogan
                                    Title:  Chief Financial Officer & Treasurer

The foregoing is agreed to as of the date thereof.


CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS

By:  CIGNA Investments, Inc.


     By:  /s/  Stephen A. Osborn
          Name:  Stephen A. Osborn
          Title:  Managing Director


CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:  CIGNA Investments, Inc.


     By:  /s/  Stephen A. Osborn
          Name:  Stephen A. Osborn
          Title:  Managing Director


 LIFE INSURANCE COMPANY OF NORTH AMERICA

 By: CIGNA Investments, Inc.


     By:  /s/  Stephen A. Osborn
          Name:  Stephen A. Osborn
          Title:  Managing Director

SCHEDULE A                 --       Information Relating To Purchasers

SCHEDULE B                 --       Defined Terms

SCHEDULE 4.9               --       Changes in Corporate Structure

SCHEDULE 5.3               --       Disclosure Materials

SCHEDULE 5.4               --       Subsidiaries of the Company and Ownership of
                                    Subsidiary Stock

SCHEDULE 5.5               --       Financial Statements

SCHEDULE 5.8               --       Certain Litigation

SCHEDULE 5.11              --       Patents, etc.

SCHEDULE 5.14              --       Use of Proceeds

SCHEDULE 5.15              --       Existing Indebtedness

SCHEDULE 10.9              --       Restricted Investments

SCHEDULE 10.11             --       Liens

EXHIBIT 1.2                --       Form of 7.39% Guaranteed Senior Note due
                                    October 1, 2005

EXHIBIT 4.4(a)             --       Form of Opinion of Counsel for the Company
                                    and the Parent

EXHIBIT 4.4(b)             --       Form of Opinion of Special Counsel for the
                                    Purchasers

EXHIBIT 4.11               --       Form of Subsidiary Guaranty

EXHIBIT 4.12               --       Form of Intercreditor Agreement

EXHIBIT 9.6                --       Parent Guarantee

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                           Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------

CONNECTICUT GENERAL LIFE INSURANCE                                    $5,000,000
  COMPANY, on behalf of one or more separate accounts                  5,000,000
Nominee Name in which Notes are to be issued:  CIG & Co.

(1) All payments by Federal Funds wire transfer of immediately available funds to:

                  Chase NYC/CTR/
                  BNF=CIGNA Private Placements/AC=9009001802
                  ABA# 021000021

         with the following accompanying information:

                  OBI=Covenant Asset Management, Inc. 7.39% Guaranteed Senior Notes due October 1, 2005; PPN 22283# AA 6; [and application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)      Notices related to payments:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Securities Processing - S-206
                  900 Cottage Grove Road
                  Hartford, CT  06152-2309

         with a copy to:

                  Chase Manhattan Bank
                  Private Placement Servicing
                  P.O. Box 1508
                  Bowling Green Station
                  New York, NY 10081
                  Attention:  CIGNA Private Placements
                  Fax:  (212) 552-3107/1005

(3)      All other communications:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Private Securities Division - S-307
                  900 Cottage Grove Road
                  Hartford, CT 06152-2307
                  Fax:  (860) 726-7203


Tax ID #13-3574027

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                           Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------

CONNECTICUT GENERAL LIFE INSURANCE                                    $5,000,000
  COMPANY                                                              5,000,000

Nominee Name in which Notes are to be issued:  CIG & Co.

(1) All payments by Federal Funds wire transfer of immediately available funds to:

                  Chase NYC/CTR/
                  BNF=CIGNA Private Placements/AC=9009001802
                  ABA# 021000021

         with the following accompanying information:

                  OBI=Covenant Asset Management, Inc. 7.39% Guaranteed Senior Notes due October 1, 2005; PPN 22283# AA 6; [and application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)      Notices related to payments:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Securities Processing - S-206
                  900 Cottage Grove Road
                  Hartford, CT  06152-2309

         with a copy to:

                  Chase Manhattan Bank
                  Private Placement Servicing
                  P.O. Box 1508
                  Bowling Green Station
                  New York, NY 10081
                  Attention:  CIGNA Private Placements
                  Fax:  (212) 552-3107/1005

(3)      All other communications:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Private Securities Division - S-307
                  900 Cottage Grove Road
                  Hartford, CT 06152-2307
                  Fax:  (860) 726-7203


Tax ID #13-3574027

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                           Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------

LIFE INSURANCE COMPANY OF NORTH AMERICA                               $5,000,000

Nominee Name in which Notes are to be issued:  CIG & Co.

(1) All payments by Federal Funds wire transfer of immediately available funds to:

                  Chase NYC/CTR/
                  BNF=CIGNA Private Placements/AC=9009001802
                  ABA# 021000021

         with the following accompanying information:

                  OBI=Covenant Asset Management, Inc. 7.39% Guaranteed Senior Notes due October 1, 2005; PPN 22283# AA 6; [and application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)      Notices related to payments:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Securities Processing - S-206
                  900 Cottage Grove Road
                  Hartford, CT  06152-2309

         with a copy to:

                  Chase Manhattan Bank
                  Private Placement Servicing
                  P.O. Box 1508
                  Bowling Green Station
                  New York, NY 10081
                  Attention:  CIGNA Private Placements
                  Fax:  (212) 552-3107/1005

(3)      All other communications:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Private Securities Division - S-307
                  900 Cottage Grove Road
                  Hartford, CT 06152-2307
                  Fax:  (860) 726-7203


Tax ID #13-3574027

                                                                      SCHEDULE B

                                  DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or, is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "Bank Loan Agreement" means the Amended and Restated Credit Agreement, dated as of June 18, 1999 between the Company, CTI, the banks signatory thereto and ABN AMRO Bank N.V as Agent, as further amended by an Amendment to Amended and Restated Credit Agreement dated as of June 6, 2000, as such agreement may hereafter be amended or modified.

                  "Bank Lenders" means the banks from time to time party to the Bank Loan Agreement.

                  "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, Connecticut or Nevada are required or authorized to be closed.

                  "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                  "Change in Control" has the meaning set forth in Section 8.7.

                  "Closing" is defined in Section 3.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "Collateral" is defined in the Intercreditor Agreement.

                  "Company" means Covenant Asset Management, Inc., a Nevada corporation.

                  "Consolidated Assets" means the total assets of the Parent and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

                  "Consolidated Income Available for Fixed Charges" means, for any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

                  "Confidential Information" is defined in Section 20.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of the Parent and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Parent and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Parent and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                  (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

                  (b) the income (or loss) of any Person (other than a Subsidiary) in which the Parent or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

                  (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

                  (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

                  (e) excepted as permitted by GAAP, any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

                  (f) except as permitted by GAAP, any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

                  (g) any net gain from the collection of the proceeds of life insurance policies,

                  (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Parent or any Subsidiary,

                  (i) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

                  (j) in the case of a successor to the Parent by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

                  (k) any portion of such net income that cannot be freely converted into United States Dollars.

                  "Consolidated Tangible Net Worth" means, at any time,

                  (a) the total assets of the Parent and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Parent and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

                  (b) the total liabilities of the Parent and its Subsidiaries that would be shown as liabilities on a consolidated balance sheet of the Parent and its Subsidiaries as of such time prepared in accordance with GAAP, minus

                  (c) the net book amount of all assets of the Parent and its Subsidiaries (after deducting any reserves applicable thereto) that would be shown as intangible assets on a consolidated balance sheet of the Parent and its Subsidiaries as of such time prepared in accordance with GAAP.

                  "Consolidated   Total   Debt"   means,   as  of  any  date  of
determination, the total of all Debt of the Parent and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Parent and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Parent and its Subsidiaries in accordance with GAAP, provided, however, that Consolidated Total Debt shall not include the first $13,000,000 of any Headquarters Financing Debt that may be outstanding at such time.

                  "Control Event" has the meaning set forth in Section 8.7.

                  "CTI" is defined in Section 1.1.

                  "Debt" means, with respect to any Person, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities evidenced by bonds, debentures, note or other similar instruments;

                  (c) its liabilities for the deferred purchase price of property or services acquired by such Person (excluding accounts payable arising in the ordinary course of business and payable on customary trade terms, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (d) its Capital Lease Obligations;

                  (e) its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (f) its obligations to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property;

                  (g) its obligations, whether fixed or contingent, to reimburse any other Person for amounts paid under a letter of credit or similar instrument;

                  (h) its obligations in respect of interest rate and currency swaps and similar obligations obligating it to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligations provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof;

                  (i) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (j) any Guaranty of such Person of liabilities of a type described in any of clauses (a) through (i) hereof; and

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (j) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "Default Rate" means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

                  "Disposition Value" means, at any time, with respect to any property

                  (a)  in  the  case  of  property  that  does  not   constitute
         Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Parent, and

                  (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Parent.

                  "Distribution"   means,   in  respect   of  any   corporation,
association or other business entity:

                  (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

                  (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

                  "EBITDAR" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, (i) Interest Charges, (ii) depreciation, (iii) amortization, (iv) Lease Rentals and (v) consolidated tax expense. In addition, EBITDAR for any period shall include the net income plus interest charges, depreciation, amortization, lease rentals (other than Capital Leases) and tax expense of any entity the capital stock, assets business or other ownership interests of which were acquired by the Parent of any of its Subsidiaries during such period (with pro forma adjustments from the date of such acquisition).

                  "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent under section 414 of the Code.

                  "Event of Default" is defined in Section 11.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Transfer" is defined in Section 10.3.

                  "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

                  "Fixed Charges" means, with respect to any period,  the sum of
(a) Interest Charges for such period and (b) Lease Rentals for such period.

                  "Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters of the Parent ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.

                  "Funded Debt" means, with respect to any Person, all Debt of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures, or that is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, current maturities of Funded Debt.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "Governmental Authority" means

                  (a)      the government of

                           (i) the  United  States  of  America  or any  State
                  or  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Parent or any Subsidiary conducts all or any part of its business, or whic asserts jurisdiction over any properties of the Parent or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

                  "Headquarters Financing Debt" means the Debt incurred to finance the Headquarters Transaction:

                  (a)  in  a  single   transaction   (or  series  of  integrated
         transactions),

                  (b)      prior to October 31, 1997,

                  (c) in an aggregate principal amount up to $15,000,000; provided that only $13,000,000 of such amount shall be excluded from the definition of "Consolidated Total Debt,"

                  (d) that (if unsecured) is subject to a Headquarters Financing Intercreditor Agreement, and

                  (e) no Default or Event of Default existed at the time of such incurrence or immediately after giving effect to such incurrence of Debt;

provided  that  any  Sale-and-Leaseback   Transaction  in  connection  with  the
Headquarters Transaction shall be deemed to be Headquarters Financing Debt.

                  For purposes of this definition of Headquarters Financing Debt, the term "Headquarters Financing Intercreditor Agreement" means an intercreditor agreement (in form and substance acceptable to the holders of the Notes) among the holder(s) of such Headquarters Financing Debt and the holders of Notes, the Bank Lenders and each other party who may be a party to the Intercreditor Agreement at the time of the incurrence of Headquarters Financing Debt, provided, however, that such Headquarters Financing Intercreditor Agreement shall not provide for the sharing of any collateral held by or for the benefit of the holders of Notes, the Bank Lenders or any other party to the Intercreditor Agreement.

                  "Headquarters Transaction" means the financing of the Parent's headquarters facility constructed at Highway 11 and New Cummings Road, Tiftonia, Tennessee.

                  "Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c)  all  liabilities   appearing  on  its  balance  sheet  in
         accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f)      Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "Intercreditor Agreement" is defined in Section 4.12.

                  "Interest Charges" means, for any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Parent and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Parent and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Parent and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

                  "Intergroup Transfer" is defined in Section 10.3.

                  "Investment" means any investment, made in cash or by delivery of property, by the Parent or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

                  "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Parent or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations
(i) shall be assumed to be equal to the prorated amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer on a reasonable basis and in good faith.

                  "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "Make-Whole Amount" is defined in Section 8.6.

                  "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent and its Subsidiaries taken as a whole.
                  "Material  Adverse Effect" means a material  adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole, or (b) the ability of the Company or the Parent to perform its obligations under this Agreement and the Notes, or (c) the ability of any Subsidiary to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

                  "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "Notes" is defined in Section 1.

                  "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or the Parent (as the case may be) whose responsibilities extend to the subject matter of such certificate.

                  "Ordinary  Course  Transfer"  has the  meaning  set  forth  in
Section 10.3.

                  "Other Agreements" is defined in Section 2.

                  "Other Purchasers" is defined in Section 2.

                  "Parent" means Covenant Transport, Inc., a Nevada corporation.

                  "Parent Guarantee" means the guarantee by the Parent in accordance with the terms specified in Exhibit 9.6 to this Agreement.

                  "Parker Family" is defined in Section 8.7.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "Person"  means  an  individual,   partnership,   corporation,
limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent or any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate may have any liability.

                  "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "property"   or   "properties"    means,    unless   otherwise
specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "Property Disposition Date" is defined in Section 10.3.

                  "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent or any of its Affiliates).

                  "Responsible Officer" means any Senior Financial Officer and any other officer of the Company or the Parent (as the context requires) with responsibility for the administration of the relevant portion of this agreement.

                  "Restricted Investments" means all Investments except the following:

                  (a) property to be used in the ordinary course of business of the Parent and its Subsidiaries;

                  (b) current assets arising from the sale of goods and services in the ordinary course of business of the Parent and its Subsidiaries;

                  (c) Investments in one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary;

                  (d) Investments existing on the date of the Closing and disclosed in Schedule 10.9;

                  (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (f) Investments in certificates of deposit issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (g) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

                  (h)      Investments in Repurchase Agreements;

                  (i) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof; and

                  (j) Investments in fuel hedging agreements entered into in the ordinary course of business solely for the purpose of hedging exposure to fuel costs.

For purposes of this Agreement,  an Investment  shall be valued at the lesser of
(i) cost and (ii) the value at which such Investment is to be shown on the books of the Company and its Subsidiaries in accordance with GAAP.

         As used in this definition of "Restricted Investments":

         "Acceptable Bank" means any bank or trust company (i) that is organized under the laws of the United States of America or any State thereof,
         (ii) that has capital,  surplus and undivided  profits  aggregating  at least $100,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

         "Acceptable Broker-Dealer" means any Person other than a natural person
         (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

         "Moody's" means Moody's Investors Service, Inc.

         "Repurchase Agreement" means any written agreement.

                           (a) that provides for (i) the transfer of one or more
                  United States Governmental Securities in an aggregate principal amount at least equal to the amount of the transfer price to the Parent or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Parent or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Parent or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                           (b) in respect of which the Parent or such Subsidiary
                  shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                           (c) in  connection  with  which  the  Parent  or such
                  Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

                  "Restricted Payment" means any Distribution in respect of the Parent or any Subsidiary of the Parent (other than on account of capital stock or other equity interests of a Subsidiary of Parent), including any Distribution resulting in the acquisition by the Parent of Securities that would constitute treasury stock, provided that any Distribution of shares of Transplace.com or of any Subsidiary Stock (where the only substantial asset of such Subsidiary is equity interests of Transplace.com) to stockholders of the Parent shall not be deemed a Restricted Payment. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and
(y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

                  "Sale-and-Leaseback Transaction" means a transaction or series of transactions pursuant to which the Parent or any Subsidiary shall sell or transfer to any Person (other than the Parent or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Parent or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property, provided, however, that the Headquarters Transaction shall not be included as a "Sale-and-Leaseback Transaction".

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Security(ies)" has the meaning set forth in section 2(l) of the Securities Act of 1933, as amended.

                  "Security Documents" means the Intercreditor Agreement, the Amended and Restated Borrower Security Agreement dated as of June 6, 2000 made by the Company in favor of First Union National Bank, the Consolidating Amended and Restated Guarantor Security Agreement dated as of June 6, 2000 made by each Subsidiary in favor of First Union National Bank, the Amended and Restated Parent Stock Pledge and Security Agreement dated as of June 6, 2000 made by the Parent in favor of First Union National Bank, the Guarantor Stock Pledge and Security Agreement dated as of June 6, 2000 made by CTI in favor of First Union National Bank, and the Amended and Restated Trademark Security Agreement dated as of June 6, 2000 made by CIP, Inc. (formerly known as Intellectual Property Co.), a Nevada corporation, in favor of First Union National Bank.

                  "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or the Parent (as the context requires).

                  "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any limited liability company, partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company or the Parent.

                  "Subsidiary   Guaranty"  means  the  Subsidiary   Guaranty  in
substantially the form of the Attached Exhibit 4.11.

                  "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

                  "Successor Corporation" is defined in Section 10.2.

                  "Substantial Portion" is defined in Section 10.3.

                  "Swap" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock, provided, however, that the Headquarters Transaction shall not be included as a "Transfer".

                  "Wholly-Owned Subsidiary" means any Subsidiary of the Parent, all of the equity securities (except director's qualifying shares) of which are owned by the Parent and/or the Parent's other Wholly-Owned Subsidiaries.